UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2025

Aureus Greenway Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42507	99-0418678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2995 Remington Boulevard Kissimmee, Florida	34744
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 344 4004

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2025, Joshua Tay tendered his resignation as a director and the chair of Nominating and Corporate Committee, a member of Audit Committee and a member of Compensation Committee. The resignation of Joshua Tay was not a result of any disagreement with Aureus Greenway Holdings Inc. (the “Company”)’s operations, policies or procedures.

On September 9, 2025, Kay Hwa Tang tendered his resignation as a director and the chair of Compensation Committee, a member of Nominating and Corporate Governance Committee and a member of Audit Committee. The resignation of Kay Hwa Tang was not a result of any disagreement with the Company’s operations, policies or procedures.

On September 9, 2025, approved by the Board of Directors and the Nominating and Corporate Governance Committee, Vuk Jeremić was appointed as a director and the chair of Nominating and Corporate Committee, a member of Audit Committee and a member of Compensation Committee, and Matthew J. Saker was appointed as a director and the chair of Compensation Committee, a member of Nominating and Corporate Governance Committee and a member of Audit Committee, both effective as of September 9, 2025.

The Board has determined that Vuk Jeremić and Matthew J. Saker are independent within the meaning of Nasdaq Listing Rule 5605(a)(2).

The biographical information of Vuk Jeremić and Matthew J. Saker are set forth below:

Vuk Jeremić is the President of the Center for International Relations and Sustainable Development (CIRSD), a global public policy think-tank, and Editor-in-Chief of the quarterly magazine “Horizons - Journal of International Relations and Sustainable Development.” Since 2013, Mr. Jeremić has operated Vuk Jeremić ent Consulting Agency Belgrade. From November 2022 to September 2023, Mr. Jeremić served as an director of Onconetix, Inc. (Nasdaq: ONCO, previously named as Blue Water Vaccines Inc.) From August 2019 to December 2021, Mr. Jeremić served on the board of managers of Atomic 47 LLC. In 2016, Mr. Jeremić participated in the official election for United Nations (UN) Secretary-General. After six rounds of voting in the UN Security Council, he finished in the second place, behind Mr. Antonio Guterres. In June 2012, Mr. Jeremić was directly elected by the majority of world’s nations to be the President of the 67th session of the UN General Assembly. During his term in office, he played a leading role in steering the UN towards the establishment of the Sustainable Development Goals (SDGs). Mr. Jeremić served as Serbia’s Minister of Foreign Affairs from 2007 to 2012. In 2007, he chaired the Council of Europe’s Committee of Ministers. Mr. Jeremić has lectured at major universities, think-tanks, and institutes around the world, as well as published opinion pieces in leading outlets including The New York Times, The Washington Post, The Wall Street Journal, The Financial Times and Le Monde. Mr. Jeremić was named a Young Global Leader by the World Economic Forum in 2013 and appointed to the Leadership Council of the UN Sustainable Development Solutions Network (UN SDSN) in 2014. Mr. Jeremić served as the President of the Serbian Tennis Federation from 2011 to 2015.

Mr. Jeremić holds a bachelor’s degree in theoretical physics from Cambridge University in 1998 and a master’s degree in public administration in international development from Harvard University’s John F. Kennedy School of Government in 2003. Mr. Jeremić was named a Young Global Leader by the World Economic Forum in 2013, and appointed to the Leadership Council of the United Nations Sustainable Development Solutions Network (UN SDSN) in 2014.

Matthew J. Saker is a senior vice president in CBRE’s global advisory & transaction services group since 2003, bringing over 23 years of experience with the firm. His tenure includes his time as a managing director at Insignia ESG, which was acquired by CBRE in July 2003. Prior to joining CBRE, Mr. Saker served as vice president at Peter Elliot & Co. from 1997 to April 2002, and earlier in his career, he worked in advisory & transaction services at Grubb & Ellis from 1995 to 1996. Mr. Saker obtained his bachelor of science degree in business & economics at St. Joesph’s University in 1985 and his master of science degree in real estate development at School of Architecture, Planning & Preservation, Columbia University in 1991.

No family relationships exist between Mr. Jeremić or Mr. Saker and any other directors or executive officers of the Company. There are no transactions to which the Company is or was a participant and in which either Mr. Jeremić or Mr. Saker has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2025

Aureus Greenway Holdings Inc.

By:	/s/ ChiPing Cheung
Name:	ChiPing Cheung
Title:	Chief Executive Officer, President and Director